Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Sehat Sutardja Ph.D., the President and Chief Executive Officer of Marvell Technology Group Ltd. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

(i)             the Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended July 29, 2006 (the “Report”), fully complies with the requirements of section 13(a) and section 15(d) of the Securities Exchange Act of 1934, and

(ii)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ SEHAT SUTARDJA PH.D.
Sehat Sutardja Ph.D.
President and Chief Executive Officer

Date: July 2, 2007